                                                                   EXHIBIT 10.13

                      AGREEMENT FOR CALL CENTER MANAGEMENT


This Agreement made on October 16, 1995 and effective on October 16, 1995, by and between United Parcel Service General Services Co. a Delaware corporation, on behalf of itself and its affiliates, having its principal place of business at 55 Glenlake Parkway, NE, Atlanta, Georgia 30328 ("UPS") and TeleTech Holdings, Inc., a Delaware corporation, on behalf of itself and its subsidiaries and affiliates, having its principal place of business at 1700 Lincoln Street, 14th Floor, Denver, Colorado 80203 ("TI") is for in-bound teleservices and services ancillary thereto.

WHEREAS, TI is in the business of providing in-bound teleservices on behalf of its clients; and

WHEREAS, UPS provides services and/or goods which require in-bound teleservices; and

WHEREAS, pursuant to the terms and conditions set forth below and in the Attachments hereto, UPS desires to engage TI to perform in-bound teleservices on its behalf and TI desires to accept such engagement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable considerations, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

SECTION 1 - SCOPE OF WORK

     A.   Services

          During the Term (as hereinafter defined), TI shall perform the Services (as hereinafter defined) pursuant to the requirements set forth on Attachment A hereto. For purposes of this Agreement, "Services" shall mean the receipt and handling by TI employees functioning as customer service representatives, administrative support employees and package information associates ("CSRs") of telephone calls initiated by third parties for the purpose of responding to UPS' marketing of certain services and/or products or otherwise communicating with UPS. Attachment A consists of "UPS' Explanation and Requirements" and such other documents as the parties shall agree and initial. TI shall be solely responsible for all personnel related matters and expenses thereof regarding the rendition of Services, including but not limited, to employment, hiring, training except as otherwise provided herein, attendance, quantity and quality of work, discipline and termination of employment. From time to time hereafter, TI and UPS may mutually agree upon additional services to be performed by TI or modifications to the requirements set forth in this Agreement and on Attachment A. Any such additional services or modified requirements shall be approved in writing and thereafter all references in this Agreement to Services shall be deemed to include such additional services or modified requirements.

          TI will interview, test, conduct criminal and employment references background checks, select and hire personnel to perform services at the Centers as hereafter defined. Drug testing is not required.

          TI will supply and maintain photocopiers, facsimile machines, TI letterhead stationery supplies and mail room equipment (excluding the cost of postage). UPS will be responsible for supplying and maintaining all other equipment required for use in the operation of the Call Centers as hereinafter defined, including, but not limited to stationery supplies, printing supplies, office supplies, janitorial supplies, facilities and other types of equipment. UPS management will not counsel or discipline any TI employees.

     B.    TI's Responsibilities

     1. TI shall provide to UPS the services as defined in Attachment A and as set forth below. In addition, TI shall be responsible at its expense to provide a temporary employment facility at each center city location at each site during the ramp up period.

     2. TI will work in good faith with UPS to re-engineer the services and functions described in Attachment A hereto that are related to UPS' operations and to decrease the costs to UPS for those services and functions.

     3. TI shall utilize the applications systems utilized by UPS at the UPS call centers as of the effective date of this Agreement, and shall, in conjunction and cooperation with UPS, develop and execute a plan to ensure a smooth interface between the TI call centers and UPS' other operations, including the UPS call centers.

     4. TI shall assign a TI employee as Site Manager for each TI call center. The TI Site Manager shall coordinate the delivery of Services with those performed at UPS' call centers and shall provide a single point of contact for UPS' Site Manager. The TI Site Manager also shall coordinate scripting with the UPS Site Manager; accept requirements for new programs and changes to existing programs; coordinate implementation of new programs and changes to existing programs; deliver to UPS the information described below; coordinate site visits by UPS personnel, and generally oversee TI's performance of Services pursuant to this Agreement.

     5. TI shall create a call center organization consistent with the workforce model as defined in the Attachments hereto. TI will staff the call centers with trained employees who will provide customer service support for UPS programs set forth in the Attachments hereto, and any other programs which UPS establishes which will be supported by the TI call center.

     6. TI shall, together with UPS, establish and utilize a document change control process with respect to the Services to be provided by TI under this Agreement. New programs and all changes to programs, systems, methods and procedures supported or used by TI at the TI call centers shall be implemented in accordance with such change control process. From time to time, TI may, in accordance with the change control process, upgrade or enhance systems, methods and procedures to improve the efficiency and effectiveness of the TI call centers.

     7. TI shall adopt the problem escalation and resolution procedures used by UPS. TI and UPS may mutually agree to modify such procedures in accordance with the change control process.

     8. TI shall cooperate with UPS' reasonable requests in connection with any periodic performance, operational and quality control reviews performed by UPS. Such cooperation shall include providing UPS with information and explaining TI's procedures and operations, as reasonably requested by UPS.

     9. TI shall monitor the performance of the TI employees using call monitoring systems and procedures. TI shall conduct all monitoring in compliance with federal, state and local laws and regulations. TI may enhance monitoring practices and frequency requirements to facilitate the achievement of quality standards. TI shall provide monitoring statistics to UPS as hereinafter provided. TI shall provide additional ad-hoc monitoring statistics to UPS as reasonably requested by UPS. UPS shall have the option to participate in the monitoring process on a scheduled basis, subject to applicable federal, state and local laws and regulations.

     10. TI agrees that its performance of the Services will meet or exceed each of the applicable UPS requirements herein. In the event TI's performance of the Services fails to meet the applicable UPS requirements, UPS may seek all remedies available to it in law or equity, except as otherwise provided in this Agreement. In any event, TI will use its best efforts to the extent commercially reasonable under the circumstances to meet or exceed all UPS requirements.

     11. If requested by UPS, TI agrees to use commercially reasonable efforts to keep the technology utilized in providing the Services to UPS at a level that is comparable with the level of technological advancement generally attained in the CSR industry. Should TI be unable to maintain such level of technological advancement because of limitations in UPS-provided technology and/or equipment, and provided TI provides UPS with notice of the effect of such limitations, TI will be relieved of this obligation to the extent UPS refuses to upgrade its technology and/or equipment.

     12. Periodically, as appropriate, the parties will review the UPS requirements and, if mutually agreed by the parties, such requirements will be adjusted to reflect appropriate changes in circumstances, including without limitation, being made more stringent to reflect improved performance capabilities associated with advances in the technology and methods used generally to perform similar services.

     13. TI will provide UPS with reasonable daily reports in a mutually agreed upon format as required by UPS to maintain service, call volumes, staffing hours, quality monitoring, process improvement and other reports needed to monitor performance against UPS requirements under this Agreement and its Attachments. TI will provide UPS with a monthly performance report, in a form and with content mutually established by the parties, documenting TI's performance with respect to the UPS requirements. In addition, TI will provide UPS with such other documentation and other information as may be reasonably requested by UPS from time to time in order to verify that TI's performance of the Services is in compliance with the applicable UPS requirements.

     14. TI will use commercially reasonable efforts to efficiently use resources to perform the Services in accordance with the applicable UPS requirements. Where appropriate, such efficient use shall include without limitation (i) making schedule adjustments (consistent with UPS' priorities and schedules for the Services), (ii) delaying the performance of non-critical functions within established limits, and
          (iii) tuning or optimizing the systems used to perform the Services. Once every twelve (12) months during the term of this Agreement, TI will permit an industry consultant selected and paid for by UPS and acceptable to TI, which acceptance shall not be unreasonably withheld, to review TI's operating practices and procedures with respect to resource utilization in connection with the performance of the Services during the prior year to determine whether TI is exercising reasonable procedures to control the resources utilized in providing the Services. The industry consultant shall issue a written report to the parties setting forth its findings, conclusions and recommendations for changes in TI's practices. The parties will review the industry consultant's report and work together in good faith to mutually agree on any appropriate adjustments to TI's operating practices and procedures.

     C.   UPS' Responsibilities

     1. UPS shall supply the TI Site Manager, with general forecasting data related to programs supported by the TI call centers, to assist the TI Site Manager in workforce planning.

     2. UPS shall provide TI with access to UPS' systems applicable to the UPS programs being supported by TI hereunder. UPS shall be responsible for maintaining and enhancing such UPS systems. UPS shall promptly provide to TI access to all maintenance of and enhancements to such UPS systems made by UPS.

     3. UPS shall have the right to conduct reasonable periodic performance, operational and quality control reviews of TI's performance under this Agreement, provided that UPS shall provide no direct supervision of TI's call centers. Such reviews shall be performed during business hours and may include visits to TI call centers for verification of Service quality levels and other activities reasonably related to obtaining information for quality control review purposes. UPS shall schedule such reviews with TI in advance.

     4. UPS shall provide to TI UPS' current tracking and reporting systems for the UPS call center, and make available for consultation with TI the UPS personnel responsible for such reporting. UPS also shall provide to TI all available UPS documentation with respect to UPS' problem escalation and resolution procedures as described herein.

     5. UPS shall, together with TI, establish and utilize a documented change control process with respect to the Services to be provided by TI under this Agreement.

     6. UPS shall obtain and maintain all licenses, franchises, privileges, permits, consents, exemptions, certificates, registrations, orders, approvals, authorizations and similar documents and instruments that are required by any federal, state and local laws and regulations applicable to call centers and other operations under this Agreement.

     D.   Centers

          Except as expressly set forth herein, TI shall perform the Services at the following locations now owned, or leased, or to be leased, by UPS:

          1.   Greenville
          2.   Tucson
          3.   Tampa

          (collectively referred to as the "Centers" or "Call Centers"). UPS shall be solely responsible for and shall bear all costs and expenses with regard to the acquisition and/or leasing of the Centers, the maintenance of the Centers' structural components (including but not limited to foundation, walls, windows, parking areas, pipes, roofs, conduit, HVAC, mechanical, plumbing and electrical systems), repair and maintenance of the Centers, including maintenance of external grounds and parking, external lighting, obligations under the occupational Safety and Health Act (OSHA) and other similar laws applicable to it, the provision, acquisition, leasing and maintenance of all computer hardware, telecommunications equipment, and computer and telecommunications software (other than Work Product and TI Property, defined below in Section 25), and all employees or independent contractors of UPS fulfilling such responsibilities except TI, and shall indemnify and defend TI against all claims with respect thereto. During the term, UPS covenants that the Centers shall be maintained and kept in good order, condition and repair, conducive to the efficient performance by CSR's of their duties. Except as provided herein, UPS shall be solely responsible for and shall bear all costs and expenses with regard to facilities maintenance, and UPS-provided computer hardware, software and equipment required in the efficient performance of the Services (including but not limited to enhancements or add-ons thereto), telecommunication and usage charges, and reasonable support of training herein to the extent otherwise agreed to herein. TI shall be solely responsible for and shall bear all expenses incurred in the rendition of the Services at the Centers (as herein defined) with respect to (i) wages and benefits of TI's employees, (ii) contracting for food services at the Centers, (iii) photocopiers, (iv) facsimile machines, postage mailing equipment, and meter equipment (excluding the cost of postage), (v) existing proprietary computer software utilized by TI solely in connection with its proprietary processes used by TI in the rendition of the Services,
          (vi) trash or refuse removal from Centers and (vii) prevention of property damage to the Centers and other UPS property, except to the extent of UPS' negligence. TI shall be entitled to erect exterior and interior signage and banners solely in accordance with UPS' prior written authorization.

     E.   Commencement of Services

          TI shall commence hiring and training of CSR's and commence the operation of Services at each Center as provided below:



                                                                        Date of                                 Date of
                                                                    Commencement of                        Commencement of
                                                                Administrative Training                         Services
                                                                -----------------------                    ---------------
                  Greenville Center                                  March 11, 1996                         April 4, 1996

                  Tucson Center                                      March 11, 1996                         April 4, 1996

                  Tampa Center                                        May 6, 1996                            June 3, 1996


               * In addition, if the requirement of an orderly transition requires additional time due to unexpected circumstances, the parties shall meet and discuss in good faith both the additional time and extra cost involved, with the goal of minimizing TI's unavoidable costs and UPS' expense for such additional delays.

     F.   Attrition




- ------------------
* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

          Upon review of the termination experience (voluntary or involuntary) for CSR's for the initial ninety (90) day and the initial one hundred and eighty (180) day periods of delivery of Services for each Center, UPS and TI shall jointly establish an acceptable annual CSR turnover percentage (the Attrition Percentage") (i.e., a threshold percentage reflecting an acceptable percentage of all CSR's hired to render Services whose employment terminated in a given twelve (12) month period).

SECTION 2 - TERM

     A.   Term

          Subject to extension or termination as provided herein, the term of this Agreement shall commence on the day hereof and shall continue until June 1, 2001 (the "Term").

     B.   Extension of Term

          The  Term may be extended by mutual written agreement      *

               *

          2. At the discretion of UPS ("Discretionary Extension"), which decision shall be communicated in writing to TI no less than six (6) months prior to the end of the Term or applicable Additional Term.

               *

SECTION 3 - RATES AND INVOICES


     A.   Base Rate

          UPS agrees to pay TI for the Services as follows:


- -----------------
* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

          1.   TI will invoice UPS  *   for Services to be rendered during the
               week following the invoice date and UPS shall pay TI      *

          2.   Effective for      *     , the Base Rate shall be      *

          3.        *

     B.        *


SECTION 4 - NOTICE OF DELAY

     In the event of an actual or potential delay in TI's performance under this Agreement, TI shall immediately notify the UPS Site Manager by either fax or telephone, whichever is quicker, describing the cause, effect and expected duration of such delay or failure and thereafter shall immediately give notice to the UPS Site Manager of all changes to such conditions.

SECTION 5 - COVER

     In the event of any delay or failure of TI in performing hereunder arising from any cause, UPS may obtain like services elsewhere for the duration of such delay or failure without liability to TI, including liability for minimum payments to TI for such period.

SECTION 6 - DISPUTED INVOICED AMOUNTS

     If UPS in good faith questions any item(s) in any invoice, the following procedures will apply: UPS may withhold the disputed amount; UPS will
     notify TI of the dispute in writing     *     , stating with specificity
     the reasons for the dispute and the parties will work in good faith to
     resolve the dispute      *     the date of the invoice.  Adjustments will
     be made on the next invoice immediately following resolution.  If the
     dispute cannot be resolved      *     , then, upon proper notice by TI to
     UPS as required in Section 32, either party can move directly to binding arbitration, as set out in Section 38 without going through the internal dispute resolution process outlined in Section 37. UPS' willful breach of the payment provisions in this Agreement will nullify, at TI's discretion, the necessity of the dispute process(es) contained in this Agreement.

     TI shall provide UPS with such documentation and other written information with respect to each invoice as may be reasonably requested by UPS to verify that TI's charges to UPS are accurate, correct and valid and are in accordance with the provisions of this Agreement.

- -------------------
* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

     TI shall submit    *   invoices to the UPS site manager at each Center.

SECTION 7 - TAXES

     A. TI shall be solely responsible for taxes (including penalties and interest) levied, assessed or imposed on TI, based upon TI's gross receipts or net income or taxes imposed on TI, for the privilege of doing business or exercising a franchise.

     B. UPS shall be solely responsible for paying any and all taxes, excises, duties and assessments in the nature of sales, use or similar taxes arising out of or related to its in-bound teleservices.

     C. TI shall collect from UPS (as part of the prices charged under this Agreement) and pay any applicable taxes where such collection and payment by TI is required by law. All such taxes shall be separately stated on TI's invoices. TI and UPS shall cooperate in the preparation and filing of any tax returns. Any penalties or interest associated with the failure upon the part of TI to timely collect or pay any tax shall be the responsibility of TI unless such failure was caused by UPS' direction or UPS' failure to pay tax to TI in accordance with this section.


     D. In the case where a tax has been paid to a state other than the state in which the in-bound teleservices were performed or delivered, TI shall cooperate with UPS in determining the amount of any credit against any applicable tax.

     E. In its sole discretion and at its own expense, UPS has the right, either before or after payment of any tax, to contest the validity or application of such tax submitted by TI for payment by UPS. Upon the written request of UPS, TI shall fully cooperate with UPS in contesting or protesting the validity or application of any such tax (including, but not limited to, permitting UPS to proceed in TI's name if required or permitted by law, provided, in each case, that such contest does not involve, or can be separated from, the contest of any tax or issues unrelated to transactions described in this Agreement). UPS shall also have the right to participate in any contest conducted by TI with respect to a tax or other charge indemnifiable under this section, including without limitation, the right to attend conferences with the taxing authority and the right to review submissions to the taxing authority or any court to the extent such contest does not involve, or can be separated from, the contest of any tax or issues unrelated to the transactions described in this Agreement. In the event TI shall receive a refund of all or any part of such tax which UPS has paid and discharged, the amount of such refund shall promptly be remitted to UPS by TI.


- -----------------
* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

     F.
     UPS shall be entitled to the benefit of any new jobs tax credit, enterprise zone tax credit, capital investment tax credit, or any other similar type of tax credit earned pursuant to this Agreement. In the event the state law allowing for such tax credit provides that TI is the recipient of such tax credit, TI shall pass on the tax credit benefit to UPS in the form of a reduction in the amount of TI's invoice. Under this provision, TI is deemed to receive benefit of the tax credit on the earlier of the due date of TI's return or estimated payment following the reasonable determination of a credit amount. TI's next invoice will be reduced by the amount of the credit. Tax credit computations and invoice reductions are subject to verification by UPS.

SECTION 8 - CUSTOMER RELATIONS

     In all contacts with UPS customers or callers (herein referred to collectively as "Customers") TI shall identify itself as "United Parcel Service" or "UPS." At no time will TI provide a vendor identification.


SECTION 9 - WARRANTY; LIMITATION OF WARRANTY; LIABILITY AND LIMITATION OF LIABILITY

     A.
     TI warrants to UPS that (1) TI shall perform all Services in a good and professional manner and in accordance with the Agreement and Attachments, or any other applicable mutually agreed upon written specifications, and TI has the legal right to perform all TI Services.

     B.
     TI further warrants that neither TI proprietary software, nor that which it creates as Work Product hereunder which it shall employ to render Services herein shall infringe any United States copyright, patent, trademark or any other third party intellectual property rights, unless such infringement is caused solely by the combination, modification, enhancement or alteration by UPS or at UPS' specific written instruction. In the event of an infringement claim, TI may, at its option and at its expense, either (1) defend such claim with competent counsel of its choosing; (2) procure the right to continue using such software to provide the Services; or (3) substitute for such hardware or software, other software which performs the same functions without any material loss of speed or functionality.

     C.
     UPS warrants that neither UPS proprietary hardware or software it supplies to TI to render Services hereunder, nor any modifications, enhancements, alterations or combinations to third party hardware or software UPS performs or performed, creates or created, or requires TI to perform or create upon written instructions, shall infringe upon any United States copyright, patent, trademark or any other third party intellectual property rights unless such infringement is caused solely by the combination, modification, enhancement or alteration of such hardware or software by TI without instruction from UPS. In the event of an infringement claim, UPS may, at its option and at its expense, either (1) defend such claim with competent counsel of its choosing; (2) procure the right to continue using such hardware or software to provide the Services; or (3) substitute for such hardware or software, other hardware or software which performs the same functions without any material loss of speed or functionality.

     D.
     Except for the foregoing warranties, and such additional warranties as shall be expressly set forth herein, or in one or more Attachments hereto, neither party makes any other warranty of any kind, express or implied, for the Services, equipment, facilities or data furnished hereunder or under any Attachment hereto. EACH PARTY SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. TI will pass through to UPS for UPS' benefit, any manufacturers' or other third party warranties which TI is permitted to pass through to UPS under TI's agreements with such manufacturers and third parties.

     E.
     This Section shall survive termination or expiration of this Agreement.

SECTION 10 - TI STAFFING

     A.
     UPS shall have the right to require that TI employees or agents who do not perform in accordance with the standards or UPS requirements in the Agreement above, shall be promptly retrained as necessary, and that employees or agents who flagrantly or repeatedly violate such standards or UPS requirements shall be removed immediately from all performance under this Agreement.

     B.
     If TI determines that UPS concerns are reasonable and well founded, TI will replace that employee with a person of suitable ability and qualifications. Nothing in this provision shall be deemed to give UPS the right to require TI to terminate any TI employee's employment; it is intended to give UPS only the right to request that TI discontinue using an employee in the performance of the Services.

SECTION 11 - COOPERATION WITH UPS AUDITS

     TI will provide such UPS auditors and inspectors as UPS may designate in writing upon reasonable notice with reasonable access to the TI's facilities at which TI is performing the Services, to TI's personnel, to UPS' existing data and work product and to that being developed by TI hereunder at such facilities, and to reasonable related documentation for the purpose of performing, at UPS' expense, those audits and inspections of TI's business reasonably requested by UPS, including without limitation, to the extent applicable to the TI's Services, audits of (i) software use practices and procedures, (ii) application and operating systems, (iii) general controls and security practices and procedures, (iv) general call monitoring, performance and procedures and (v) disaster recovery and back-up procedures.

SECTION 12 - SITE MANAGERS

     All operational issues relating to the Services performed pursuant to this Agreement shall be conducted exclusively between UPS' Site Manager(s) and TI's Site Manager(s).

SECTION 13 - PERSONNEL

          *

SECTION 14 - PERFORMANCE REVIEW

     A designated representative of TI and a designated representative of UPS will meet as often as shall reasonably be requested by either party hereto to review the performance of the parties under this Agreement. Each party shall bear its own costs and expenses incurred in connection with such review.

SECTION 15 - INDEMNITY

     TI shall at all times be deemed to be performing as an independent contractor and not as an agent or employee of UPS. Each party ("Indemnifying Party") to this Agreement agrees to indemnify, protect and hold the other party and its directors, officers and employees, agents, shareholders, partners, representatives (collectively, "Indemnified Parties") harmless from and against any and all claims (including, but not limited to losses, judgments, damages, settlements and expenses (including reasonable investigation expenses and reasonable attorneys' fees), for those actions to the extent they result from (i) the negligence or willful misconduct of the Indemnifying Party, including but not limited to third party claims for injury or death to persons, including Indemnifying Party's employees, or damage to property or business entities, and (ii) claims that such Indemnifying Party's product, including hardware, software or any combination thereof, constitutes an infringement of a United States patent, copyright, trade secret or other intellectual property right of any


- ---------------


* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

     third party. In addition, UPS, as the Indemnifying Party, shall indemnify, defend and hold the Indemnified Parties harmless from and against any losses incurred by or imposed or asserted against TI or other Indemnified Party in connection with (i) UPS' failure or alleged failure to provide services or products to customers, (ii) any alleged defect or deficiency in any products or services provided by UPS to customers, (iii) any "script" or other written or oral presentations furnished by UPS to TI or approved in writing by UPS for use by TI, (iv) any action taken by TI at the written request or upon the written instructions of UPS, and (v) building toxicity or so-called "sick building" syndrome(s). The indemnity set forth in this Section and the limitation of liability set forth in the following Section hereof shall survive the expiration or termination of the Term or Additional Term of this Agreement.

SECTION 16 - LIMITATION OF LIABILITY

     A.   Neither Party shall be liable to the other for:

     1. failure or delay in rendering performance arising out of the following causes: Acts of God or the public enemy, wars, fires, floods, epidemics, quarantine, restrictions, or unusually severe weather and similar events. Dates or times of performance shall be extended to the extent of delays excused by this Section, provided that the party whose performance is affected notifies the other party promptly of the existence and nature of such delay.

     2. special, indirect, incidental or consequential damages, including without limitation damages for lost opportunities, even if such damages were foreseeable or result from a breach of this Agreement;

     B. TI shall not have any liability to an Indemnified Party to the extent that such liability arises as a result of failure of UPS to fulfill its obligations hereunder.

     C. TI is responsible to provide in writing to the UPS Site Manager a memo outlining how UPS has not fulfilled its responsibilities under this Agreement * . In the event TI does not issue this memo, then UPS is
          conclusively deemed to have fulfilled its responsibilities.       *
          Failing resolution by such methodology, the dispute shall be subject to the Arbitration provisions of this Agreement.

     D.        *

     E.        *

- -------------
* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

     SECTION 17 - INSURANCE

     TI shall, at its own cost and expense, obtain and maintain in full force and effect, with sound and reputable insurers, during the term of this Agreement, the following insurance coverages: (a) Workers' Compensation insurance as required by the law of the state of hire; (b) Employer's Liability Insurance with minimum limits of $1,000,000 of liability, and not less than $1,000,000 aggregate limit of liability per policy year for disease, including death at any time resulting therefrom, not caused by accident; (c) Comprehensive General Liability insurance against all hazards with a minimum limit of liability for personal injury, including death resulting therefrom, on an occurrence basis of $10,000,000 in the aggregate, and with a minimum limit of liability for property damage on an occurrence basis of $10,000,000 in the aggregate; (d) Automobile Liability insurance against liability arising from the maintenance or use of all owned, non-owned and hired automobiles and trucks with a minimum limit of liability for bodily injury of $5,000,000 in the aggregate, and with a minimum limit of liability for property damage of $5,000,000 per accident;
     (e) Fire Legal Liability Insurance of $1,000,000 and (f) Crime Insurance, including at a minimum fidelity coverage, computer theft and fraud covered with a minimum of $5,000,000. TI's insurance shall be deemed primary. TI shall provide UPS with certificates of insurance evidencing the coverages required hereunder within ten (10) days after execution of this Agreement and prior to commencement of operations. Each policy required hereunder shall name UPS as an additional insured and shall provide that UPS shall receive thirty (30) days' advance written notice in the event of a cancellation or material change in such policy. In the event that any Service under this Agreement is to be rendered by persons other than TI's employees, TI's insurance shall cover such persons under the same terms and conditions.

     SECTION 18 - TAX AND TRAINING INCENTIVES

     Subject to applicable law, and so long as UPS is in compliance with the terms of this Agreement, TI will reasonably cooperate with UPS to allow UPS to be eligible to receive available tax and training incentives based upon TI's performance of Services and the employ of employees by TI therefor.

     SECTION 19 - FORCE MAJEURE

     If either party to this Agreement shall be prevented, hindered, or delayed in the performance or observance of any of its obligations hereunder by reason of any circumstance as defined in Section 16.A.1, above, and such delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the party through the use of alternate sources, work-around plans, or other means, then such party shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay. TI as the affected party shall not have the right to any additional

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

     payments from UPS as a result of any force majeure occurrence, nor shall UPS as the affected party have the right to any additional material Services from TI not encompassed by this Agreement. The affected party shall immediately notify the other by telephone and confirm in writing within five (5) days of such call describing with specificity the reasons for such delay. If TI is the affected party and UPS is thus prevented from conducting a significant portion of UPS' normal business operations at any Center for seven (7) days after notification, despite the parties' best efforts, then, at any time thereafter and until such time as TI is able to resume or so arrange for acceptable alternative performance, UPS may suspend this Agreement at that Center and seek alternative performance until such time as TI is able to continue. Any such suspension by UPS shall be without penalty or termination charges and shall be effective as of a date specified by UPS in a written notice of termination to TI. If either party is unable to perform at any Center under this Agreement due to force majeure causes for a period of sixty (60) days, then the other party may terminate this Agreement in whole or in part and such termination shall be considered for the convenience and benefit of both parties.

     SECTION 20 - CONFIDENTIALITY

     A.   In connection with the performance of the services, UPS may furnish TI
          with   *  .  UPS shall retain all rights in and to   *    provided by
          UPS to TI in addition to any information relating to      *
          developed by TI in the course of its performance of the Services. Further, UPS may, in its sole discretion, disclose to TI or TI may become aware of certain of its other confidential and proprietary information used in connection with UPS' business. All such material is hereinafter called "UPS Proprietary Information." UPS shall retain all rights in and to the UPS Proprietary Information. TI agrees to maintain the UPS Proprietary Information in confidence with the same degree of care TI uses to protect its own information of like nature, but no less than a reasonable degree of care, and to refrain from the use of such information or the disclosure of such information to third parties without UPS' prior written consent. TI will instruct its personnel assigned to work on UPS' premises that they do not remove any of UPS' documents or other UPS materials and they do not disclose, discuss, or publish, without prior written consent from UPS, any Proprietary Information to any unauthorized person outside the premises. This obligation to protect UPS Proprietary Information shall continue for a period of three (3) years after the termination or expiration of this Agreement.

     B. In connection with the performance of the Services, TI may, in its sole discretion, disclose to UPS or UPS may become aware of certain confidential and proprietary information used in connection with TI's business ("TI Proprietary Information"). TI shall retain all rights in and to the TI Proprietary Information and UPS agrees to

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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

          maintain all such information in confidence with the same degree of care UPS uses to protect its own information of like nature, but no less than a reasonable degree of care, and to refrain from the use of such information or the disclosure of such information to third parties without TI's prior written consent. This obligation to protect TI Proprietary Information shall continue for a period of three (3) years after the termination or expiration of this Agreement.

     C. TI Proprietary Information and UPS Proprietary Information are sometimes referred to as "Proprietary Information."

     D. "Proprietary Information" shall also mean * , as well as all other information provided to one party to this Agreement by the other party orally or in writing which is identified as confidential prior to disclosure or delivery to the recipient, and all information and matters which constitute trade secrets of the disclosing party, all of which are hereby agreed to be the property of and confidential to the owner and discloser of Proprietary Information.

     E. The parties acknowledge that compliance with the covenants set forth in this Section 20 are necessary to protect the business, good will and Proprietary Information of the other party and that a breach of these restrictions will irreparably, irrevocably and continually damage the other party in a manner for which money damages may not be adequate. Consequently, each party agrees that in the event that it breaches or threatens to breach any of these covenants, the other party shall be entitled to both (i) a temporary, preliminary and permanent injunction in order to prevent the continuation of such harm, and (ii) money damages insofar as they can be determined. Nothing in this Agreement, however, shall be construed to prohibit either party from also pursuing any other remedy available at law, in equity or otherwise, the parties having agreed that all remedies shall be cumulative.

     F. The provisions of this Section 20 shall not apply to any information which (i) belongs to the recipient party, (ii) is already known by the recipient party without an obligation of confidentially other than under this Agreement, (iii) is publicly known or becomes publicly known through no unauthorized act of the recipient party, (iv) is rightfully received from a third party, (v) is independently developed by the recipient party without use of the disclosing party's Proprietary Information, or (vi) is required to be disclosed pursuant to a requirement of a governmental agency or law of the United States or a state thereof or any governmental or applicable subdivision thereof or any court of law, so long as the party required to disclose the information provides the other party with timely prior notice of such requirement and cooperates

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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

          with such other party at its expense in any attempt by such other party to obtain a protective order regarding such information.

     G. Each party shall (a) notify the other party promptly of any material unauthorized possession, use or knowledge, or attempt thereof, of the other party's Proprietary Information by any person or entity which may become known to such party, (b) promptly furnish to the other party full details of the unauthorized possession, use or knowledge, or attempt thereof, and assist the other party in investigating or preventing the reoccurrence of any unauthorized possession, use or knowledge thereof of Proprietary Information, (c) use reasonable efforts to cooperate with the other party in any litigation or investigation against third parties deemed necessary by the other party to protect its Proprietary Information and (d) promptly use all reasonable efforts to prevent a reoccurrence of any unauthorized possession, use or knowledge of Proprietary Information. Each party shall bear the cost it incurs as a result of such compliance.

     H. With respect to the Proprietary Information, each party shall (i) not provide or make available the Proprietary Information of the other party in any form to any people other than those of its employees who have a need to know consistent with the scope of services to be performed under this Agreement; (ii) not provide the Proprietary Information of the other party, except for use reasonably necessary in the performance of the services hereunder; (iii) not exploit or use the Proprietary Information of the other party, except as permitted by this Agreement; and (iv) return all Proprietary Information of the other party which is in written or graphic form and any copies thereof in its possession or control upon the request of the other party.

     I. At the request of either party, the other shall have each of its employees assigned to perform the Services execute a nondisclosure agreement in a form mutually acceptable to UPS and TI.

     J. The provision of this Section 20 shall survive the expiration or termination of this Agreement.

SECTION 21 - MISCELLANEOUS CONFIDENTIALITY REQUIREMENTS

     A.   Until the expiration or termination of this Agreement, and for a
          period of   *   , or with the written consent of the other party,
          neither UP nor TI will solicit or cause any third party to solicit any employee of the other or make such other contact with any such employee, the product of which contact which will or may yield the

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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

          termination of the employment relationship of such employee from such party, except as set out in Section 34, below.

     B.   *

     C. Unless the written consent of UPS shall first be obtained, TI shall not at any time, notwithstanding the expiration of the term or the termination of this Agreement, in any manner advertise or publish or release for publication any statement mentioning UPS or the fact that TI is furnishing or has furnished or agreed to furnish services to UPS.

     D. The provision of this Section 21 shall survive the termination or expiration of this Agreement.

SECTION 22 - KEY TI PERSONNEL

     The parties agree that      *      are critical to TI's successful
     performance of this Agreement and are key persons of TI ("Key Person" or "Key Personnel"). TI agrees that it will assign each Key Person to the performance of this Agreement during its term. If because of termination, incapacitation or resignation any Key Person becomes unavailable for the performance of this Agreement, TI agrees to replace each such Key Person with a person of equal or better qualifications. TI agrees to provide a new Key Person in the same method as it provides a Site Manager herein (see
     Section 1.B.4).

SECTION 23 - LAWS AND REGULATIONS

     TI agrees that it will comply with all laws and regulations applicable to TI's employees and telemarketing, including but not limited to the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act of 1990, the Occupational Safety and Health Act (OSHA), the affirmative action responsibilities to comply with the office of Federal Contract Compliance Program (OFCCP) Guidelines and such other employment laws which may be enacted during the life of this Agreement, and other similar laws in effect or hereinafter enacted dealing with TI's workforce. In performing Services and without limiting the generality of the foregoing, TI shall also comply with any and all rules and regulations promulgated pursuant to the Telemarketing and Consumer Fraud Prevention Act of 1994. UPS will be responsible for the cost of implementing all necessary Americans With Disabilities Act (ADA) reasonable accommodations to facilities.

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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

     Regarding equipment, UPS will be responsible for providing all equipment necessary to comply with the ADA up to an aggregate value of five thousand dollars ($5,000.00) per Center.

SECTION 24 - SECURITY FOR THE CENTERS

     Except to the extent of UPS' obligations hereunder, TI will be responsible
     for safe-guarding the work area,    *   and providing a safe working
     environment, investigating security breaches and taking all satisfactory
     remedial steps.   *   TI will also be responsible to properly safeguard
     all equipment and related materials. This is to include UPS proprietary software, other UPS proprietary information and documents, and/or other related systems, phone/communications lines, and use or access thereof which could cause loss to UPS. In the instance where equipment is owned by UPS, TI will ensure all equipment is inventoried and signed for by TI's authorized representative upon installation and acceptance. At anytime thereafter, TI retains responsibility and liability for any equipment that is removed, exchanged, or modified, until such time that equipment is signed for by an authorized UPS representative releasing TI of liability. TI is required to maintain a current equipment inventory listing subject to UPS audit at any time. TI's liability will include, but not be limited to, the replacement cost of any missing equipment or materials and/or loss due to misuse or unauthorized access or use of any materials, equipment or systems. UPS personnel at all times will comply with TI's rules at the Centers.

SECTION 25 - PROPERTY AND PROPRIETARY RIGHTS

     A. All work produced by TI under this Agreement, including, without limitation, all inventions, creations, expressions, improvements, computer programs, specifications, operating instructions and all other documentation, whether patentable or unpatentable, which are first conceived or made or first actually or constructively reduced to practice during the life of this Agreement or within six (6) months following the expiration or cancellation hereof, and which are conceived or made in response to matters related to the Services or based in whole or in part on or derived from information supplied by UPS or its Affiliated Companies, whether preliminary or final, and on whatever media rendered (collectively, the "Work Product"), shall be deemed work made for hire and made in the course of services rendered under this Agreement and shall be the exclusive property of UPS. UPS shall have the unlimited right to make, have made, use, reconstruct, repair, modify, reproduce, publish, distribute and sell the Work Product, in whole or in part, or combine the

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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

          Work Product with other matter, or not use the Work Product at all, as
          it sees fit    *   Prior to providing services under this Agreement
          pursuant to any Work Order, TI shall identify to UPS in writing any technology, information, computer programs or other documentation owned by or licensed to TI prior to the commencement of such services which will be useful or necessary to the Work Product ("TI Property").


          In consideration of UPS' payment to TI of amounts specified herein under this Agreement, and to the extent that title to any such Work Product may not, by operation of law, vest in UPS, or such Work Product may not be considered to be work made for hire, TI hereby (i) irrevocably transfers and assigns to UPS in perpetuity all worldwide right, title and interest in and to the patent rights, copyrights, trade secrets and other proprietary rights (including, without limitation, applications for registration thereof, and all priority rights therein under applicable international conventions for the protection of such rights) in, and ownership of, the Work Product that TI may have, as and when such rights arise, (ii) grants to UPS an unrestricted, irrevocable, nonexclusive, fully paid up, perpetual license, with the right to sublicense, in and to TI's proprietary rights to the TI Property integrated into and required for use in connection with the Work Product, and further agrees that other UPS outsourcing vendors may use these enhanced systems on UPS projects without paying a royalty. Nothing herein shall be interpreted as granting any license or right in TI stand-alone Property or in TI third party Property.

     B. TI shall cooperate fully in (i) vesting in UPS the ownership of the proprietary rights to the Work Product, and (ii) assisting UPS, at UPS' expense, in obtaining patent, copyright or any other intellectual property rights in the Work Product and in maintaining and protecting UPS' proprietary rights, including, without limitation, executing any documents which UPS reasonably deems necessary for such purpose.

     C. TI warrants that Work Product will perform in accordance with mutually agreed-upon previously established specifications for the term of this Agreement; provided, however, that such warranty shall specifically exclude any failure of Work Product caused by enhancements, modifications, alterations or combinations made by UPS or a third party to Work Product, or to any UPS software that performs in conjunction with Work Product. TI SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

     D. Any TI-developed enhancements, modifications, additional porting, alterations or other changes to Work Product that: (i) are not a result of TI's compliance with Section 1.B.10 or Section 25.C., above, or Section 41, below; and (ii) are requested by UPS or agreed upon by UPS prior to development, shall be performed by TI at prices, terms and conditions as may be mutually agreed upon by the parties.

     E. Title to all materials and documentation furnished by UPS to TI, including, without limitation, system specifications, shall remain in UPS. TI shall deliver to UPS any and all such Work Product and property, including all copies thereof on whatever media rendered, upon (i) UPS' request; (ii) completion of any Work Order, and (iii) the termination of this Agreement for any reason.

     F. Each Party shall be free to use the residuals resulting from any work developed pursuant to this Agreement that is owned by the other party, and any ideas, concepts, know-how or techniques contained therein, for any purpose, except to prepare any other work substantially similar to such work. For purposes of the foregoing, the term "residuals" means information in non-tangible form that is retained as mental impressions by individuals having access to the work. Neither party shall have an obligation to pay royalties for any work resulting from such residuals.

SECTION 26 - UPS REPRESENTATIONS AND WARRANTIES


     UPS represents and warrants to TI as follows:

     A. The execution, delivery and performance of this Agreement by UPS and the performance by UPS of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise on its part, and that this Agreement constitutes the valid, legal and binding obligation of UPS, enforceable against it in accordance with its terms.

     B. Neither the execution, delivery nor performance of this Agreement with or without the giving of notice, the passage time or both will result in the violation or breach of any contract, agreement, instrument, undertaking, order, judgment, decree, rule, regulation, law or any other restriction to which UPS is a party or pursuant to which UPS or its assets are subject or otherwise.

     C. No consent, approval or other action by or a notice to or filing with any person is required or necessary in connection with the execution, delivery and performance of this Agreement by UPS.

SECTION 27 - TI'S REPRESENTATIONS AND WARRANTIES

     TI represents and warrants to UPS as follows:

     A. The execution, delivery and performance of this Agreement by TI and the performance by TI of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise on its part, and that this Agreement constitutes the valid, legal and binding obligation of TI, enforceable against it in accordance with its terms.

     B. NEITHER the execution, delivery nor performance of this Agreement, with or without the giving of notice, the passage time or both, will result in the violation or breach of any contract, agreement, instrument, undertaking, order, judgment, decree, rule, regulation, law or any other restriction to which TI is a party or pursuant to which TI or its assets are subject or otherwise.

     C. No consent, approval or other action by or a notice to or filing with any person is required or necessary in connection with the execution, delivery and performance of this Agreement by TI.

SECTION 28 - REVIEW AND REVISION OF UPS REQUIREMENTS

     Periodically, as appropriate, the parties will review the UPS requirements in this Agreement and, if mutually agreed by the parties, such standards will be adjusted to reflect appropriate changes in circumstances, including without limitation being (i) made more stringent to reflect improved performance capabilities associated with advances in the technology and methods used generally to perform similar services, or (ii) made less stringent to reflect service or resource reductions requested or approved in writing by UPS.

SECTION 29 - VERIFICATION OF COMPLIANCE

     TI will provide UPS with a monthly performance report, in a form and with content mutually established by the parties, documenting TI's performance with respect to the UPS requirements herein. In addition, TI will provide UPS with such documentation and other information as may be reasonably requested by UPS from time to time in order to verify that TI's performance of the Services is in compliance with the applicable UPS requirements.

SECTION 30 - TERMINATION FOR CHANGED LAWS

     Either party shall have the right to terminate this Agreement, without liability to the other, in the event of judicial, regulatory or legislative change rendering performance of this Agreement impossible or illegal. Each party shall provide the other with written notice of such termination as promptly as possible, but in no event less than sixty (60) days prior to the termination date.

SECTION 31 - TERMINATION FOR CAUSE

     In the event that either party hereto (i) materially breaches any of its duties or obligations hereunder (except for a breach of UPS' payment obligations hereunder), which breach shall not be substantially cured
     within    *   after written notice is given to the breaching party
     specifying the breach, or (ii) commits a material breach in the performance of any of its duties or obligations hereunder which cannot
     reasonably be cured within    *      and fails to proceed promptly after
     being given written notice specifying the breach to commence curing said breach and thereafter to proceed with all due diligence to substantially cure the same, or (iii) repeatedly breaches any of its duties or obligations hereunder and fails to substantially cure and cease committing
     such repeated breaches within   *    after being given written notice
     specifying the breach, then the party not in breach may, by giving written notice thereof to the breaching party, terminate this Agreement as of a date specified in such notice of termination, and pursue whatever remedies it has under this Agreement, at law or in equity.

SECTION 32 - TERMINATION FOR NONPAYMENT

     In the event that UPS breaches its obligation to pay to TI any amount due
     to TI hereunder and does not cure such breach      *     , then TI may, by
     giving written notice thereof to UPS, terminate this Agreement as of a date specified in such notice of termination. Notwithstanding the foregoing, TI may not terminate this Agreement pursuant to this Section for UPS' failure to pay to TI any amount that is reasonably disputed by UPS in good faith so long as UPS complies with the terms of Section 6, above, and pursue whatever remedies it has under this Agreement, at law or in equity.

SECTION 33 - TERMINATION FOR INSOLVENCY OR FOR FINANCIAL DIFFICULTY

     In the event that either party hereto is unable to pay its debts generally as they come due or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, then the other party hereto may, by giving written notice thereof to such party, terminate this Agreement as of
     a date specified in such notice of termination.       *

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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

SECTION 34 - TERMINATION  ASSISTANCE

     A. Commencing upon any notice of termination by either party pursuant to above Sections hereof or upon expiration of the Term or Additional Term of this Agreement, TI will provide to UPS or its designee any and all termination assistance reasonably requested by UPS to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of responsibility for the Services to UPS or its designee. Should termination be initiated by TI for UPS' non-payment (other than non-payment pursuant to Section 6, above), UPS acknowledges and agrees that it will resume all payment for Services that TI continues to provide during the transition period and for all termination assistance. If and to the extent that such assistance is provided prior to the termination date, TI will provide termination assistance at the Base Rate. If and to the extent that such assistance is provided after the termination date or otherwise requires resources in addition to those resources then being regularly utilized in the performance of the Services, UPS will pay TI for such assistance on a time and materials basis at reasonable negotiated rates therefor or on any other mutually acceptable basis. The termination assistance to be provided to UPS by TI shall include, without limitation, the following:

          1. Continuing to perform, for a reasonable period following the termination date, any or all of the Services then being performed by TI.

          2. Developing, with the assistance of UPS, a plan for the transition of operations from TI to UPS or its designee, which plan shall include, to the extent requested by UPS and not inconsistent with the provisions of this Agreement.

          3. Providing training for personnel of UPS and its designee in the performance of the operations then being transitioned to UPS or its designee.

          4. Entering into licensing arrangements with UPS or its designee * Any dispute regarding reasonableness under subsections (i) and
               (ii), above, shall be subject to the provisions of Section 38, below. Notwithstanding anything herein to the contrary, TI will be excused from granting the above-described licenses to UPS should UPS be held to have breached this Agreement under Sections 31 or 32 as a result of an arbitration required under Section 38 hereunder.

          5. Making available to UPS or its designee, pursuant to mutually acceptable terms and conditions, any equipment owned or leased by TI that TI is required to provide under this Agreement. UPS or its designee may purchase any such


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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

               equipment owned by TI at TI's then current book value and may assume TI's rights and obligations with respect to any such equipment leased by TI, but in no event less than any remaining outstanding loan on the equipment, provided that the equipment shall not be financed for greater than its fair market value.

          6. Making available to UPS or its designee, pursuant to mutually acceptable terms and conditions, any third party services then being utilized by TI in the performance of the Services.

          7. Allowing UPS or its designee to make offers of employment to all CSR's and call center supervisors. For a period of * following the termination or expiration of this Agreement, should UPS desire to solicit and/or offer employment to any TI manager, it may do so only upon TI's prior written consent, which TI may withhold in its sole discretion. In addition, and for the same period of time, UPS shall not knowingly solicit and hire, without
               TI's prior written consent     *        Should UPS breach this
               clause, it shall pay to TI an amount equal to      *      which
               the parties acknowledge shall constitute a reasonable estimate of TI's actual damages that cannot be fixed, and is not a penalty.

     B. Prior to providing any of the foregoing termination assistance to UPS or its designee, TI shall be entitled to receive from such designee, in form and substance reasonably acceptable to TI, written assurances that (i) such designee will maintain at all times the confidentiality of any TI proprietary information, software or materials disclosed or provided to, or learned by such designee in connection therewith, and
          (ii) such designee will use such information, software or materials exclusively for purposes for which UPS is authorized to use such information, software or materials pursuant to this Agreement. In the event this Agreement is terminated by TI pursuant to Sections 31 or
          32, above, UPS will pay TI     *      and as a condition to TI's
          obligation to provide termination assistance to UPS or its designee, an amount equal to TI's reasonable estimate of the reasonable amount
          payable to TI for such termination assistance for that month.       *
              This shall survive termination or expiration of this Agreement.

SECTION 35 - THIRD PARTY SOFTWARE

     TI will obtain UPS' approval prior to implementing any third party software, and related documentation, database management systems, data and technical information, in the performance of the Services which TI will not be able to license to UPS or its designee upon termination of this Agreement as contemplated herein, unless TI will be able to


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*    Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

provide UPS with an alternative that will permit UPS or its designee to continue to perform the applicable Systems and Services after termination of this Agreement without degradation of performance levels or reduction in functionality.

SECTION 36 - INDEPENDENT CONTRACTOR

     TI shall act at all times as an independent contractor, and nothing contained herein shall be construed to create the relationship of principal and agent, or employer and employee, between TI and UPS. TI employees assigned to perform the Services for UPS are solely the employees of TI.
     TI shall have sole authority and responsibility to counsel, discipline, review, evaluate, set the pay rates of, and terminate its employees who perform the Services. TI will maintain all necessary payroll and personnel records, and compute wages and withhold applicable federal, state and local taxes and social security payments for TI personnel performing the Services.

SECTION 37 - DISPUTE RESOLUTION

     In the event any material dispute exists between the parties, including without limitation any dispute relating to the interpretation of this Agreement, or performance or non-performance hereunder, then each party will appoint a designated executive management representative who does not devote substantially all of his or her time to performance under this Agreement to resolve such dispute. Such representatives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto within thirty (30) days. The parties hereby waive the expiration of any applicable statute of limitations during such thirty (30) day period. Except where clearly prevented by the nature of the dispute, both parties agree to continue performing their respective obligations under this Agreement during such thirty (30) days or for as long as the parties may mutually agree, unless and until this Agreement expires or is terminated in accordance herewith. This provision shall not preclude either party from seeking immediate relief such as a preliminary injunction, temporary restraining order, or declaratory proceeding. In addition, this provision shall not apply in the event of willful breach by either party.

SECTION 38 - ARBITRATION

     In the event a dispute cannot be resolved through the procedure outlined in
     Section 37, above, the parties agree that all remaining disputes which may arise under, out of, or in connection with the Agreement will be settled by
     arbitration conducted in     *   in accordance with the rules of the
     American Arbitration Association (AAA) as modified

- ----------------
* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

herein:      *      the arbitrator shall not award punitive damages or multiply the award pursuant to any statute that doubles, trebles or otherwise increases
damages and that forms the basis of any claim;     *     .  The losing party
shall be required to pay the reasonable legal fees and costs of the prevailing party as determined by the arbitrator(s).

SECTION 39 - LOGOS AND TRADEMARKS

     Neither party will use the other's trademark in any employment advertisements placed to solicit the employment of CSR's or otherwise. Without the other party's prior written approval, neither party shall use the other's logo or trademarks in any internal or external written communication.

SECTION 40 - REGULAR EXECUTIVE REVIEWS

     Quarterly, during the Term, representatives of TI and UPS shall meet for review of the status of matters contemplated by this Agreement, including but not limited to service performance, quality performance, status of transition, enhancement to Services (as set forth in Section 1 hereof) and quality improvement processes.

SECTION 41 - GAIN SHARING INCENTIVES

     *

SECTION 42 - HOLIDAY OBSERVANCE

     At least one Center shall be operational each day of the year.   Within
     thirty (30) days prior to each of New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving Day and Christmas Day, UPS shall advise TI of anticipated Service volumes for such dates and TI shall accordingly staff the Centers to reflect such needs. UPS shall pay to TI an amount equal to
        * for all CSR hours worked during the six (6) holidays set forth herein.

SECTION 43 -      *


     *

SECTION 44 - PURCHASE OF TRAINING PROGRAM

     UPS shall perform, or cause others to perform, an administrative and management training program, as more fully described in the Attachment hereto, at each Center on such date or date(s) as may be agreed between UPS and TI, but in the absence of any
     other agreement, for management training, commencing    *   prior to the
     commencement of the rendition of Services at a Center and for
     administrative training, commencing      *      prior to the commencement
     of the rendition of Services at a Center.  TI shall      *      in
     consideration of the performance of the administrative and management training program. TI agrees to assume all instructional costs of training
     at its own expense after a period of      *      from the opening of each
     Center.

SECTION 45 - CERTAIN EMPLOYMENT REQUIREMENTS

     TI shall develop its own CSR screening, testing and hiring process to be implemented at each Center; prior to the implementation of such process, TI shall review applicable processes currently maintained by UPS.

SECTION 46 - NO JOINT VENTURE

     The relationship of TI and UPS hereunder shall in no way be construed to create a joint venture or partnership, it being agreed and understood the relationship between TI and UPS is an independent contractor relationship.

SECTION 47 - NOTICES

     All notices or requests required to be given under this Agreement and all other communications related to this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by UPS Next Day Air Letter, or via United States Postal Service express mail in the event of a UPS work stoppage, addressed as follows: If to UPS, United Parcel Service, 55 Glenlake Parkway, NE, Atlanta, Georgia 30328,
     Attention: Raymond Vorbeck, and if to TI, TeleTech Holdings, Inc., 1700 Lincoln Street, Denver, Colorado 80203-4514, Attention: Kenneth Tuchman, President. Either party may change its address, or the name or title of the individual to whom notices shall be directed by written notice issued and delivered as set forth above.

SECTION 48 - FIRST RIGHT OF REFUSAL

     If, during this Agreement, UPS decides to open an eighth domestic call center for the express purpose of customer service, customer care, teleservicing or the like, it shall award TI the contract for the
     management of such center       **

- ----------------
* Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

- ----------------
                                       28

SECTION 49 - GENERAL PROVISIONS

     A. This Agreement sets forth the entire understanding of the parties hereto and supersedes all prior oral and written agreements between the parties relative to the subject matter hereof and merges all prior and contemporaneous discussions between them. Neither party shall be bound by any condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement unless hereafter set forth in a written instrument executed by such party. The parties to this Agreement may, by mutual written consent executed by them, amend, modify or supplement this Agreement.


     B. The terms, covenants, representations and warranties of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of either party at any time to require performance of any provision hereof shall, in no manner, affect the right at a later date to enforce the same. No waiver by either party of any breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term, covenant, representation or warranty of this Agreement.

     C. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The duties and obligations under this Agreement may not be assigned or delegated by either party without the written consent thereto of the other party, except that UPS may assign this Agreement to one of its Affiliated Companies. Any assignment in contradiction of this clause shall be void.

     D.   In the event that there is a change of control in the ownership of TI,
          TI will provide UPS with at least      *      prior written notice and
          all information regarding said change (with appropriate confidentiality restrictions, as applicable) as may be reasonably requested by UPS. UPS shall have the option to terminate this Agreement without penalty upon ninety days prior written notice if
          *     .

     E. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. Further, in the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable


** Omitted portion is subject to a confidential treatment request and has been filed separately with the Securities and Exchange Commission.

          by virtue of its scope or period of time, but may be made enforceable by a limitation thereof, such provision shall be deemed to be amended to the minimum extent necessary to render it valid, legal and enforceable.


     F. The Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

     G. This Agreement shall be construed in accordance with the laws of the State of Georgia.

     H. Both parties shall keep the existence and the terms of this Agreement confidential in accordance with Section 20, above.

     I. Any terms hereunder that, by their very nature, would survive the termination or expiration of this Agreement shall so survive.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TELETECH HOLDINGS, INC.              UNITED PARCEL SERVICE GENERAL SERVICES CO.


By:  /s/ Kenneth Tuchman                          By:  /s/ John Alden
     -------------------                               --------------
     Kenneth D. Tuchman                                John Alden

Its:  President and Chief Executive Officer       Its:  Vice President


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